UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TORTOISE ENERGY INFRASTRUCTURE CORPORATION
TORTOISE SUSTAINABLE AND SOCIAL IMPACT TERM FUND

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION
TORTOISE SUSTAINABLE AND SOCIAL IMPACT TERM FUND

5901 College Boulevard, Suite 400
Overland Park, Kansas 66211

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 14, 2025

July 17, 2025

Explanatory Note

On July 10, 2025, Tortoise Energy Infrastructure Corporation (“TYG”) and Tortoise Sustainable and Social Impact Term Fund (“TEAF”) (each a “Company” and collectively, the “Companies”), filed a definitive proxy statement (the “Proxy Statement”) for the Companies’ combined 2025 annual meeting of stockholders (the “Annual Meeting”) with the U.S. Securities and Exchange Commission.  The Companies are filing this supplement to the Proxy Statement (the “Supplement”) (i) to correct information that was not correctly stated in the original proxy statement, to reflect the fact that under applicable New York Stock Exchange rules for issuers registered under the Investment Company Act of 1940, Proposal No. 1, the election of directors for each Company, qualifies as a “routine” matter over which brokers may exercise discretionary voting authority and (ii) to provide additional information concerning a new independent director appointed to the Board of each Company to fill a vacancy created by the resignation of director Rand C. Berney, effective July 15, 2025.  Capitalized terms used herein, but not otherwise defined, have the meanings ascribed to such terms in the Proxy Statement.

Correction to Disclosure Concerning the “Routine” Nature of Proposal 1:

The first purpose of this filing is to correct information contained in the Proxy Statement relating to the “broker non-vote” voting rules that apply to Proposal 1 – ELECTION OF THREE DIRECTORS.  The Companies disclosed in the Proxy Statement that a broker does not have the discretion to vote on Proposal 1.  Under the New York Stock Exchange rules, a broker has the discretion to vote on Proposal 1.

In order to correctly reflect this information, the following portions of the Proxy Statement are hereby updated and replaced to read as follows:

•
The Question and Answer titled “HOW DOES HOLDING MY SHARES THROUGH A BROKER, INSTEAD OF HOLDING THEM DIRECTLY IN MY OWN NAME, IMPACT THE WAY THAT MY SHARES MAY BE VOTED ON EACH AGENDA ITEM AT THE ANNUAL MEETING UNDER NYSE RULES” on page (i) of the Proxy Statement is hereby updated and replaced in full to read as follows:

Q.          HOW DOES HOLDING MY SHARES THROUGH A BROKER, INSTEAD OF HOLDING THEM DIRECTLY IN MY OWN NAME, IMPACT THE WAY THAT MY SHARES MAY BE VOTED ON EACH AGENDA ITEM AT THE ANNUAL MEETING UNDER NYSE RULES?

A.          If your shares are owned directly in your name with the Company’s transfer agent, you are considered a registered holder of those shares. If you are the beneficial owner of shares held by a broker or other custodian, you hold those shares in “street name” and are not a registered stockholder. Brokers or other custodians holding shares in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the proposals before the Annual Meeting.  The Companies understand that, under the rules of the NYSE, if you do not give specific voting instructions to your broker, generally your broker will have discretion to vote your shares on routine matters but will not have discretion to vote your shares on non-routine matters. Since both Companies are registered under the Investment Company Act of 1940, as amended, pursuant to these NYSE rules both Proposal No. 1, the election of three directors of each Company at this year’s Annual Meeting, and Proposal No. 2 for each Company, ratification of the Board’s selection of Tait, Weller & Baker LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2025, qualify as “routine” matters.  Accordingly, we do not expect any broker non-votes to occur with respect to either Proposal 1 or Proposal 2.

For a more detailed description of the application of the votes required for approval of each agenda item at the Annual Meeting, and of the impact of abstentions and broker non-votes (if any) on the outcome of each such vote and for purposes of determining the presence of a quorum as required for conducting business at the Annual Meeting, please refer to the information presented under the subheading “Required Vote and Directors’ Recommendation” with respect to each such item.

•
The disclosure presented concerning Proposal 1 under the subheading “Required Vote and Directors’ Recommendation” on pages 14-15 of the Proxy Statement is hereby updated and replaced in full to read as follows:

Required Vote and Directors’ Recommendation

With respect to TYG (i) Alexandra Herger and Andrew Iseman will be elected by the vote of a plurality of all the votes cast by shares of common stock and preferred stock of the Company present at the meeting, in person or by proxy, and (ii) Thomas Florence will be elected by the vote of a plurality of all the votes cast by shares of preferred stock of the Company present at the meeting, in person or by proxy, to the exclusion of holders of common stock. With respect to TEAF, Thomas Florence, Alexandra Herger and Andrew Iseman will be elected by the vote of a plurality of all the votes cast by shares of common stock of the Company present at the meeting, in person or by proxy. Stockholders do not have cumulative voting rights, and proxies cannot be voted for a greater number of persons than the number of nominees named. A vote by plurality means the nominee with the highest number of affirmative votes, regardless of any votes withheld, will be elected.

With respect to TYG, each common share is entitled to one vote in the election of Alexandra Herger and Andrew Iseman and each preferred share is entitled to one vote in the election of Thomas Florence, Alexandra Herger and Andrew Iseman. With respect to TEAF, each common share is entitled to one vote in the election of Thomas Florence, Alexandra Herger and Andrew Iseman.

If your shares are owned directly in your name with the Company’s transfer agent, you are considered a registered holder of those shares.  If you are the beneficial owner of shares held by a broker or other custodian, you hold those shares in “street name” and are not a registered stockholder.  Brokers or other custodians holding shares in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the proposals before the Annual Meeting.  The Companies understand that, under the rules of the NYSE, if you do not give specific voting instructions to your broker, generally your broker will have discretion to vote your shares on routine matters but will not have discretion to vote your shares on non-routine matters.  Since both Companies are registered under the Investment Company Act of 1940, as amended, pursuant to these NYSE rules Proposal No. 1, the election of three directors of each Company at this year’s Annual Meeting, qualifies as a “routine” matter.

Accordingly, for the purposes of the vote on this proposal, for each Company, abstentions (if any), will not be counted as shares voted and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum required to conduct business at the Annual Meeting.  Since this Proposal 1 is considered a “routine matter” under applicable NYSE rules, we do not expect any broker non-votes to occur with respect to Proposal 1.

Updated Disclosure Concerning the Director Resignation and Appointment:

On July 16, 2025, TYG and TEAF filed a Current Report under Item 5.02 of SEC Form 8-K disclosing that, by letter dated July 11, 2025, Rand C. Berney, an incumbent director of both Companies who was not standing for election at this year’s Annual Meeting, advised the Board of Directors of his decision to resign as a director of both Companies, effective as of July 15, 2025.  The Form 8-K announced that the Board of Directors has appointed Carrie R. Schoffman, age 52, to succeed Mr. Berney as a director of each Company, and to serve as a member and the Chair of the Audit and Valuation Committee of the Board of each Company, also effective as of July 15, 2025.  The remainder of the disclosure provided in the above-referenced Form 8-K is restated in its entirety in the following three paragraphs of this proxy statement supplement.

Carrie R. Schoffman has operated her own firm, CPA Concierge Services, LLC, a boutique tax and accounting firm, since 2020.  Ms  Schoffman served as a Tax Accountant with Bree Beers & Associates, PC from 2017 through 2020.  From 2004 through 2017, Ms. Schoffman served as Chief Compliance Officer, Principal Financial Officer and Treasurer for ICON Funds, and also served as Chief Compliance Officer, Senior Vice President at ICON Advisers, Inc. from 2004 through 2017.  Previously, Ms. Schoffman was a Staff Accountant with the Securities and Exchange Commission (2003 to 2004).  She served as Experienced Manager (2001 to 2003) and as a Senior Associate/Associate (1996 to 2001) at PricewaterhouseCoopers LLP.  Ms. Schoffman has been a Certified Public Accountant (CPA) since 1997 and is a member of the Colorado Society of Public Accountants and the American Institute of Certified Public Accountants.  She also currently serves as an independent trustee and Chair of the Audit Committee for Tortoise Capital Series Trust, another member of the fund complex advised by the Companies’ investment adviser, Tortoise Capital Advisors, L.L.C.  In addition, Ms. Schoffman currently serves as an independent trustee of each of the publicly traded investment companies 83 Investment Group Income Fund, Beacon Pointe Multi-Alternative Fund, Booster Income Opportunities Fund and Private Debt & Income Fund.

In replacing Mr. Berney as a director of both Companies, and as one of the two directors that the preferred stockholders of TYG have the exclusive right to elect to TYG’s Board, Ms. Schoffman will serve for the remainder of the full term for Class II directors (which is expected to run through the end of the 2027 annual shareholder meeting) of TYG and TEAF.  She is not a party to any arrangement or understanding pursuant to which she was selected as a director of TYG or TEAF and, apart from her appointment to serve as a director of each Company and her current services as an independent trustee of Tortoise Capital Series Trust, Ms. Schoffman has no other relationship with TYG or TEAF or to the investment adviser to the funds, Tortoise Capital Advisors, L.L.C., and she does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K.

Ms. Schoffman will be compensated for her service on the Board of Directors in accordance with the 2025 director compensation elements described under the heading “Director and Officer Compensation” in the Companies’ proxy statement filed with the Securities and Exchange Commission (“SEC”) on July 10, 2025.

IN ADDITION TO THE FOREGOING UPDATED DISCLOSURE PROVIDED FROM THE COMPANIES’ FORM 8-K FILED ON JULY 16, 2025, THE FOLLOWING SECTIONS OF THE PROXY STATEMENT ARE HEREBY UPDTED TO REFLECT DISCLOSURE CONCERNING THE APPOINTMENT OF CARRIE R. SCHOFFMAN AS A NEW DIRECTOR OF BOTH COMPANIES WHO IS NOT STANDING FOR ELECTION AT THIS YEAR’S ANNUAL MEETING, BUT HAS BEEN APPOINTED TO FILL THE VACANCY CREATED BY THE RESIGNATION OF INCUMBENT DIRECTOR RAND C. BERNEY:

The sixth paragraph under the heading “PROPOSAL ONE – ELECTION OF THREE DIRECTORS,” immediately preceding the tables of information concerning directors and director nominees on page 4 of the Proxy Statement, is hereby updated and replaced to read in full as follows:

The following table sets forth each Board member’s name, age and address; position(s) with the Companies and length of time served; principal occupation during the past five years; the number of companies in the Fund Complex that each Board member oversees and other public company directorships held by each Board member. Unless otherwise indicated, the address of each director is 5901 College Boulevard, Suite 400, Overland Park, Kansas 66211. The Investment Company Act of 1940, as amended (the “1940 Act”) requires the term “Fund Complex” to be defined to include registered investment companies advised by the Company’s investment adviser, Tortoise Capital Advisors, L.L.C. (the “Adviser”). As of May 31, 2025, for each Director, the Fund Complex included TYG and TEAF. For Mr. Florence, Mr. Iseman and newly appointed director Carrie R. Schoffman, the Fund Complex also includes the funds within the Tortoise Capital Series Trust (Tortoise Essential Energy Fund (“TPZ”), Tortoise North American Pipeline Find (“TPYP”) and Tortoise Energy Infrastructure Total Return Fund (“TORIX”)), each of whose investment adviser is the Adviser and on whose boards Mr. Florence, Mr. Iseman and Ms. Schoffman each serve. For Mr. Ciccotello, the Fund Complex also includes Tax-Exempt Private Credit Fund, Inc. (“TSIFX”) whose investment adviser is the Adviser and on whose board Mr. Ciccotello serves.  The Adviser also serves as the investment adviser to two other exchange traded funds.

An additional line item providing information concerning Carrie R. Schoffman is added to the disclosures in the table entitled “Remaining Directors Who Are Independent” on pages 6-7 of the Proxy Statement, to read as follows:

Remaining Directors Who Are Independent:

Name and Age	Positions(s) Held With The Company and Length of Time Served	Principal Occupation During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Public Company Directorships Held by Director
Carrie R. Schoffman (Born 1973)	Director of TYG and TEAF since July 15, 2025.
Owner, CPA Concierge Services, LLC (since 2020); Tax Accountant, Bree Beers & Associates, PC (2017-2020); Chief Compliance Officer, Principal Financial Officer and Treasurer, ICON Funds (2004-2017); Chief Compliance Officer, Senior Vice President, ICON Advisers, Inc. (2004-2017; Staff Accountant, U.S. Securities and Exchange Commission (2003-2004); Experienced Manager/Senior/Staff, PricewaterhouseCoopers LLP (1996-2003); Member of the Colorado Society of Certified Public Accountants and the American Institute of Certified Public Accountants; CPA designation (since 1997).
			Five	Tortoise Capital Series Trust 83 Investment Group Income Fund; Beacon Pointe Multi-Alternative Fund; Booster Income Opportunities Fund; Private Debt & Income Fund

The disclosure presented concerning Proposal 1 under the subheading “Director and Officer Compensation” on pages 13-14 of the Proxy Statement is hereby updated by adding information concerning Ms. Schoffman, to read in full as follows:

Director and Officer Compensation

None of the Companies compensates any of its directors who are interested persons nor any of its officers. The following table sets forth certain information with respect to the compensation paid by each Company and the Fund Complex for fiscal year 2024 to each of the current independent directors for their services as a director. Carrie R. Schoffman did not serve as a director for either Company during the fiscal year ended November 30, 2024, and Andrew J. Iseman did not serve as a director for either Company or for any other entity in the Fund Complex during the fiscal year ended November 30, 2024. None of the Companies has any retirement or pension plans.

Name of Person, Position	Aggregate Compensation from Company(1)		Pension or Retirement Benefits Accrued as Part of Company Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Company and Fund Complex* Paid to Director
	TYG	TEAF
Independent Directors
Conrad S. Ciccotello	$25,200	$21,800	$0	$0	$162,000
Rand C. Berney	$25,200	$21,800	$0	$0	$128,000
Alexandra A. Herger	$23,600	$20,200	$0	$0	$119,600

*
For the fiscal year ended November 30, 2024, for each director, the Fund Complex included TYG, TEAF, Tortoise Essential Energy Fund (“TPZ”), Tortoise Midstream Energy Fund, Inc. (“NTG”), Tortoise Pipeline and Energy Fund, Inc. (“TTP”) and Tortoise Energy Independence Fund, Inc. (“NDP”).  For Mr. Ciccotello, the Fund Complex also includes TSIFX, on which board he serves.

(1)	No amounts have been deferred for any of the persons listed in the table.

For the 2025 fiscal year, each independent director receives an annual retainer from each Company as set forth below. Additionally, each independent director receives a fee of $1,000 for each meeting of the Board of Directors he or she attends in person, as well as $500 for each meeting of the Board of Directors attended telephonically, and $500 for each committee meeting attended in person or telephonically. The independent directors are reimbursed for expenses incurred as a result of attendance at meetings of the Board of Directors and Board committees. The Lead Independent Director, the Chairman of the Audit and Valuation Committee, and each other committee chairman each receives an additional annual retainer as set forth below. The independent directors are reimbursed for expenses incurred as a result of attendance at meetings of the Board of Directors and Board committees.

	TYG	TEAF
Annual Board Retainer	$60,000	$20,000
Lead Independent Director Retainer	$7,500	$2,500
Audit and Valuation Committee Chairman Retainer	$7,500	$2,500
Other Committee Chairman Retainer	$7,500	$2,500

The disclosure presented concerning directors in the section entitled “Security Ownership of Management and Certain Beneficial Owners” on pages 21-22 of the Proxy Statement is hereby updated by adding information concerning Ms. Schoffman, to read in full as follows:

At May 31, 2025, each director and director nominee beneficially owned (as determined pursuant to Rule 16a-1(a)(2) under the Exchange Act) shares of each Company overseen by such director in the Fund Complex having values within the indicated dollar ranges. Other than the Fund Complex, with respect to each Company, none of the Company’s directors and director nominees who are not interested persons of the Company, nor any of their immediate family members, has ever been a director, officer or employee of the Adviser or its affiliates.

Director	Dollar Range of Holdings in the Company(1)

Interested Persons	TYG	TEAF
Thomas Florence	None	None

Independent Persons
Conrad S. Ciccotello	Over $100,000	$10,001-$50,000
Rand C. Berney	Over $100,000	$10,001-$50,000
Alexandra A. Herger	$10,001-$50,000	$1-$10,000
Andrew J. Iseman	None	None
Carrie R. Schoffman	None	None

Director	Aggregate Dollar Range of Holdings in Companies Overseen by Director in Family of Investment Companies(2)
Interested Persons
Thomas Florence	None

Independent Persons
Conrad S. Ciccotello	Over $100,000
Rand C. Berney	Over $100,000
Alexandra A. Herger	$10,001-$50,000
Andrew J. Iseman	None
Carrie R. Schoffman	None

(1)	Based on the closing price of each Company’s common shares on the New York Stock Exchange on May 31, 2025.
(2)
Includes TYG and TEAF. Amounts based on the closing price of each of TYG’s and TEAF’s common shares on the New York Stock Exchange on May 31, 2025. For Mr. Ciccotello, also includes TSIFX, of which he held no shares at May 31, 2025.

At May 31, 2025, each director, each officer and the directors and officers as a group, beneficially owned (as determined pursuant to Rule 13d-3 under the Exchange Act) the following number of shares of common and preferred stock of each Company (or percentage of outstanding shares). Unless otherwise indicated each individual has sole investment and voting power with respect to the shares listed.

	TYG Common Shares		TEAF Common Shares
Independent Directors and Director Nominee
Conrad Ciccotello	10,445.23	(1)	2,065.93
Rand C. Berney	2,788.14	(2)	1,441.70	(2)
Alexandra A. Herger	542.00		250.00
Andrew J. Iseman	—		—
Carrie R. Schoffman	—		—

Interested Directors and Officers
Thomas Florence	—		—
Matthew G.P. Sallee	3,287.00		1,250.00
Sean Wickliffe	—		—

Directors and Officers as a Group	17,062.38		5,007.63

None of the independent directors and none of the interested directors and officers hold any TYG preferred shares.

% of Outstanding Shares (3)
	TYG Common Shares	TEAF Common Shares
Independent Directors and Nominee
Conrad Ciccotello	*	*
Rand C. Berney	*	*
Alexandra A. Herger	*	*
Andrew J. Iseman	*	*
Carrie R. Schoffman	*	*

Interested Directors and Officers
Thomas Florence	*	*
Matthew G.P. Sallee	*	*
Sean Wickliffe	*	*
Directors and Officers as a Group	*	*

*Indicates less than 1%.

(1)	Mr. Ciccotello holds 155 of these shares jointly with his wife.
(2)	All shares are held in a revocable trust, of which Mr. Berney and his wife are co-trustees and share voting and investment power with respect to the shares.
(3)	Based on the following shares outstanding as of May 31, 2025: 17,235,671 shares of TYG common stock, and 13,491,127 shares of TEAF common stock.

IMPORTANT INFORMATION

We urge you to read the Proxy Statement, as supplemented by the Proxy Statement Supplement previously filed by the Companies on July 11, 2025 (the “July 11 Supplement”), together with this supplement in their entirety. Except as specifically supplemented by the information contained herein, all information in the Proxy Statement, as previously supplemented by the July 11 Supplement, remains unchanged. From and after the date of this proxy statement supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented both hereby and by the July 11 Supplement.

Stockholders do not need to take any action if they have already voted their shares for the Annual Meeting.  If you have already submitted a proxy to vote your shares at the Annual Meeting and do not wish to change your vote, you need not take any further action. If you have submitted a proxy and wish to change your vote, you may revoke your proxy at any time before it is exercised at the Annual Meeting as provided in the original Proxy Statement. Please note, however, that if your shares are held in street name by a broker or other nominee and you wish to revoke a proxy, you must contact the broker or nominee to revoke any prior voting instructions.